Exhibit 99.1

Riverstone Networks Reports Preliminary Revenue, Cash Position for First Quarter Fiscal 2005; Revenues Rise and Cash Usage Declines From Prior Quarters

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Aug. 16, 2004--

     Company Expects to File Financial Statements for Fiscal 2003 and First Three Quarters of Fiscal 2004 Within Two Weeks

    Riverstone Networks, Inc. (Pink Sheets:RSTN) today reported revenue estimates and cash balances for the quarter ended May 29, 2004. All statements herein represent current expectations and are based on preliminary, unaudited results, which are subject to change upon completion of our prior period filings and the issuance of Form 10-Q for the quarter.
    Riverstone said it expects to report total revenues for the first quarter of fiscal 2005 of approximately $12.5 million. This compares with previously reported revenues of approximately $10.5 million to $11.5 million for the fourth quarter ended February 28, 2004, and approximately $9 million in revenues for the third quarter fiscal 2004 ended November 29, 2003.
    The Company's cash position, defined as cash equivalents and marketable securities, totaled $242.4 million at May 29th, 2004, compared with $254.4 million at February 28th, 2004, and $268.2 million as of the end of the third quarter fiscal 2004. Convertible debt outstanding remained $131.8 million as of the end of the quarter.
    The net decrease in cash and cash equivalents during the first quarter was $12.0 million, compared to a $13.8 million decline in the fourth quarter and a $17.9 million decline in the third quarter of fiscal 2004. Cash was positively impacted during the quarter by continued strong accounts receivable collections which were approximately $3 million higher than the previous quarter, an insurance reimbursement of approximately $2.2 million for legal costs incurred in connection with the SEC investigation and defense of the class action litigation, and collection of a convertible note which generated approximately $1.3 million in cash. This was offset by a net outflow of operating expenses and working capital requirements in excess of revenues and $1.5 million in capital expenditures and other funding for the company's new Bangalore R&D operation.

    Management Commentary

    "During the first quarter, our list of the top 15 accounts included shipments to seven Tier-1 carriers, with one of these seven currently deploying two projects. This affirms both our technology leadership and our strategic decision last year to focus on this growing worldwide market and their next-generation projects, as opposed to the enterprise market," said Oscar Rodriguez, Riverstone's President and Chief Executive Officer.
    The company also recorded revenue in the first quarter from an ongoing major triple play (voice, video, and data) deployment in Europe and after the end of the quarter received its first revenues from the UTOPIA project in Utah, the largest fiber-to-the-home deployment in the United States, utilizing active Ethernet technology.
    "Our deployments of Ethernet as infrastructure also experienced strong growth during the quarter, with China Telecom's Wuhan branch and more recently NASA's Kennedy Space Center both utilizing Riverstone's industry-leading Ethernet-to-ATM interworking capabilities. Other wins included a Tier 1 carrier network in Latin America, a network infrastructure expansion for the U.S. federal government, and previously announced deployments of two major VPLS networks for Comstar in Moscow and the Berlin Research Area Information Network, which was facilitated by the T-Systems unit of Deutsche Telecom," Rodriguez said.

    Financial Statement Filing Process

    The company said it currently expects to file its audited financial statements for fiscal 2003 and unaudited financial statements for the first three quarters of fiscal 2004 within the next two weeks. Further, the company said that in mid September it will provide an update on the timing of filing the full year fiscal 2004 audited financial statements.

    Legal & Other Matters

    During the first and second quarters, the Company announced agreements in principle to settle all securities class action and derivative action lawsuits pending against it, subject to court approval. The formal settlement documents are still pending approval; however, the Company expects to fund a total of approximately $20.2 million during the Company's fiscal third quarter. Reimbursement negotiations with the insurance carriers are continuing.
    In July in the pending bondholder litigation, the U.S. District Court rejected a motion by the trustee for summary judgment which would have required immediate repayment of $131.8 million in the company's 3.75% convertible secured notes due in 2006. The court also denied Riverstone's motion to dismiss the case. The case is still pending. The company continues to make all interest and penalty payments to the trustee as required by the indenture.
    The Company indicated that there have been no significant developments in any of the other pending litigation matters.

    Conference Call

    Riverstone Networks will hold a conference call today, August 16, 2004, beginning at 5:00 p.m. ET/2:00 p.m. PT, to discuss operations and these preliminary results. Those wishing to participate should call 877-691-0879 (international callers may dial 973-582-2745) approximately 10 minutes prior to the call's beginning. A web cast of the conference call also will be available on www.riverstonenet.com. A replay of the call will be available beginning one hour after the call's conclusion, continuing until 2:00 p.m. PT, August 24th, either on the Company's website or by dialing 877-519-4471 (international callers can access the replay by dialing 973-341-3080) and entering PIN # 5054195.

    About Riverstone Networks

    Riverstone Networks, Inc. is a leading provider of carrier class solutions for next generation Metro Ethernet networks. Riverstone's Metro routers and provisioning solutions deliver the ease of use, cost effectiveness, and flexibility that carriers require in meeting their customers' IP networking requirements in support of voice, video, and data services. Riverstone uniquely permits carriers to offer homogeneous services across existing revenue-generating networks and new Ethernet deployments. For more information, please visit www.riverstonenet.com.

    Safe Harbor Statement

    Except for the historical information contained herein, the matters set forth in this press release, including the Company's expectations concerning when it will file its financial reports for fiscal 2003 and the first three quarters of fiscal 2004, the final approval of the securities class action litigation and the timing of when the settlement will be paid, the ultimate outcome of other pending litigation and conclusion of negotiations with the Company's directors and officers' liability insurance carriers are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include: the results and effect of the ongoing financial statement filing process and accounting practices review; changes in scope and nature of, and the outcome of, the Securities and Exchange Commission's investigation regarding the Company's accounting practices; the ability of the Company to file its Forms 10-K and 10-Q; the outcome of pending litigation; and the risks detailed from time to time in the Company's SEC reports, including without limitation its quarterly report on Form 10-Q for the period ended November 30, 2002 and amended current report on Form 8-K dated August 26, 2003. The Company disclaims any intent or obligation to update or revise these forward-looking statements.

    Riverstone Networks is a registered trademark of Riverstone
Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.

    CONTACT: Riverstone Networks, Inc.
             Roger A. Barnes, 408-878-6500
                    or
             Kalt Rosen & Co.
             Howard Kalt, 415-397-2686